Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

April 28, 2008

Contact: Keith Schroeder

Chief Financial Officer

(918) 825-0616

ORCHIDS PAPER PRODUCTS ANNOUNCES FIRST QUARTER EARNINGS

RELEASE AND TELECONFERENCE

PRYOR, OKLAHOMA (April 28, 2008) – Orchids Paper Products Company (AMEX: TIS) today announced that it will release 2008 first-quarter financial results on Wednesday, April 30, 2008 after the close of the American Stock Exchange. The company will hold a teleconference to discuss its first quarter earnings at 10:00 a.m. (CDT) on Thursday, May 1. All interested parties may participate in the teleconference by calling 800 688 0796 and providing pass code 711 472 48. A question and answer session will be part of the teleconference’s agenda. Those intending to access the teleconference should dial-in fifteen minutes prior to the start. The call may also be accessed live via webcast through the company’s web site at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the company’s website.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market. The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins. From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses recycled waste paper to produce finished tissue products which it provides to retail chains throughout the central United States. For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.